MASSROOTS, INC.

STOCK OPTION AGREEMENT

Name of Participant:	[ ]
Date of Grant:	[ ]
Number of Option Shares:	[ ]
Option Price:	$[ ]
Type of Option (check one):	Incentive Stock Option (ISO)
Non-qualified Stock Option (NSO or NQSO)
Right to Exercise:

As of the Date of Grant, the Option was vested to the extent of [ ] of the Option Shares. From and after the Date of Grant, and during the period of time that the Participant remains in the continuous employment as a Director of the Company, the balance of the Option Shares shall vest and become exercisable as follows, provided that the Option has not otherwise terminated or expired in accordance with the provisions of this Stock Option Agreement:

[ ]

 THIS AGREEMENT SHALL BE VOID IF IT HAS NOT BEEN EXECUTED AND RETURNED TO THE COMPANY WITHIN 30 DAYS AFTER THE DATE OF GRANT. THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS OPTION AGREEMENT AND THE SECURITIES UNDERLYING THIS OPTION AGREEMENT MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH SALE, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION SHALL HAVE BEEN REGISTERED UNDER SAID ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR UNTIL THE COMPANY SHALL HAVE RECEIVED A LEGAL OPINION SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, THAT SUCH SECURITIES MAY BE LEGALLY SOLD OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION AND COMPLIANCE.

 MASSROOTS, INC.
STOCK OPTION AGREEMENT

THIS AGREEMENT (this "Agreement") is made as of the date of grant on the cover page hereof (the "Date of Grant") by and between MassRoots, Inc., a Delaware corporation (the "Company"), and the recipient named on the cover page hereto (the "Participant").

1.	Grant of Stock Option. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Company's 2014 Stock Incentive Plan (the "Plan"), the Company hereby grants to the Participant as of the Date of Grant a stock option (the "Option") to purchase the number of Shares shown on the cover page hereof (the "Option Shares"). The Option may be exercised from time to time in accordance with the terms of this Agreement. The price per Option Share at which the Option Shares may be purchased pursuant to this Option shall be as set forth on the cover page hereof (the "Option Price"). If noted on page one of this Agreement that this Option is intended to be an "incentive stock option" within the meaning of that term under Section 422 of the Code, then this Agreement shall be construed in a manner that will enable the Option to be so qualified.
2.	Term of Option. The term of the Option shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 6 of this Agreement, shall expire ten (10) years from the Date of Grant.

3.	Right to Exercise. Subject to the expiration or earlier termination of this Option in accordance with its terms, this Option shall vest and become exercisable as set forth on the cover page hereof. To the extent the Option is vested and exercisable, it may be exercised in whole or in part. In no event shall the Participant be entitled to acquire a fraction of one Option Share pursuant to this Option. The Participant shall be entitled to the privileges of ownership with respect to Option Shares purchased and delivered to him upon the complete and valid exercise of all or part of this Option. The Company may require, as a condition to the exercise of this Option, that the Participant agree to be bound by any stockholders agreement among all or certain stockholders of the Company that may then be in effect, or certain provisions of any such agreement that may be specified by the Company, either in addition to or in lieu of the provisions of this Agreement (as determined by the Company).
4.	Option Nontransferable. The Option granted hereby shall be neither transferable nor assignable by the Participant except by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Participant, only by the Participant, or in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and court supervision.
5.	Notice of Exercise; Payment. To the extent then vested and exercisable, the Option may be exercised by written notice (on the form attached hereto as Attachment 1 or such other form acceptable to the Company) to the Company stating the number of Option Shares for which the Option is being exercised and the intended manner of payment. The date of such notice shall be the exercise date. Payment equal to the aggregate Option Price of the Option Shares for which the Option is being exercised shall be tendered in full with the notice of exercise to the Company in cash in the form of currency or check or other cash equivalent acceptable to the Company. The Participant may also tender the Option Price by (a) the actual or constructive transfer to the Company of nonforfeitable, nonrestricted Shares, (b) by any combination of the foregoing methods of payment, including a partial tender in cash and a partial tender in nonforfeitable, nonrestricted Shares, or (c) any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, a cashless exercise that complies with all applicable laws. Nonforfeitable, nonrestricted Shares that are transferred by the Participant in payment of all or any part of the Option Price shall be valued on the basis of their Fair Market Value per Share, as determined by the Committee. As a further condition precedent to the exercise of this Option, the Participant shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.
6.	Termination of Agreement.
(a)	This Agreement and the Option granted hereby shall terminate automatically and without further notice on the earliest of the following dates (i) ninety (90) calendar days after the Participant ceases to be an employee, director, advisor or consultant of the Company and its Subsidiaries for any reason, except as otherwise set forth in the Plan or (ii) ten years from the Date of Grant.
(b)	Notwithstanding the foregoing, in the event that the Participant's employment or other service is terminated for Cause (as determined by the Committee), this Agreement shall terminate at the time of such termination and the Participant shall forfeit all rights under this Agreement without further action or notice, including his or her rights with respect to the portion of this Option that would otherwise be exercisable but for this sentence, notwithstanding any other provision of this Agreement.
(c)	This Agreement shall not be exercisable for any number of Option Shares in excess of the number of Option Shares for which this Agreement is then exercisable, pursuant to Section 3 hereof, on the date of termination of employment or other service. For the purposes of this Agreement, the continuous employment or other service of the Participant with the Company shall not be deemed to have been interrupted, and the Participant shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of his or her employment among the Company and its Subsidiaries or a leave of absence of not more than thirty (30) days unless otherwise approved by the Committee.
7.	Intentionally Deleted
8.	Compliance with Law. Notwithstanding any other provision of this Agreement, the Option shall not vest or be exercisable if the exercise thereof would result in a violation of any applicable federal or state securities law.

9.	Lock-Up Agreement. The Participant agrees that, if requested by the Company in connection with a Public Offering of shares, the Participant will not sell, offer for sale or otherwise dispose of the Option Shares for such period of time as is determined by the Committee, provided that at least of the majority of the Company's Directors and officers who hold Options or Shares at such time are similarly bound.
10.	Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Participant under this Agreement without the Participant's consent.
11.	Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
12.	Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with this Option or its exercise.
13.	Successors and Assigns. Without limitation of the provisions of Section 4 of this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Participant, and the successors and assigns of the Company.
14.	Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware.
15.	Notices. Any notice to the Company provided for herein shall be in writing to the Company, marked Attention: Chief Executive Officer, and any notice to the Participant shall be addressed to the Participant at his or her address on file with the Company. Any written notice required to be given to the Company shall be deemed to be duly given only when actually received by the Company.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Participant has also executed this Agreement in duplicate, as of the day and year first above written.

“Participant”	“Company”
MASSROOTS, INC.

Signature:	Signature:
Name:	Name:
Title:

ATTACHMENT 1

FORM OF EXERCISE OF OPTION TO PURCHASE

MassRoots, Inc.

Re: Stock Option Exercise Notice

I was granted an option (the “Option”) to purchase shares of the common stock (the “Shares”) of MassRoots, Inc. (the “Company”) pursuant to the Company’s 2014 Stock Incentive Plan (the “Plan”) and my Stock Option Agreement (the “Option Agreement”) as follows:

Date of Grant:

Number of Option Shares:

Exercise Price per Share:	$

2. Exercise of Option. I hereby elect to exercise the Option to purchase the following number of Shares, all of which are Vested Shares in accordance with the Option Agreement:

Total Shares Purchased:

Total Exercise Price (Total Shares X Exercise Price per Share)

$

3. Payments. I enclose payment in full of the total exercise price for the Shares in the following form(s), as authorized by my Option Agreement:

Cash:	$

Check:	$

Tender of Company Stock: Contact Plan Administrator

Cashless Exercise (same-day sale): Contact Plan Administrator

4. Tax Withholding. I authorize payroll withholding and otherwise will make adequate provision for the federal, state, local and foreign tax withholding obligations of the Company, if any, in connection with the Option. If I am exercising a Nonstatutory Stock Option, I enclose payment in full of my withholding taxes, if any, as follows: